UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MORGAN STANLEY CHINA A SHARE FUND, INC. MORGAN STANLEY EMERGING MARKETS DEBT FUND, INC. MORGAN STANLEY EMERGING MARKETS DOMESTIC DEBT FUND, INC. MORGAN STANLEY INDIA INVESTMENT FUND, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MORGAN STANLEY CHINA A SHARE FUND, INC.

MORGAN STANLEY EMERGING MARKETS DEBT FUND, INC.

MORGAN STANLEY EMERGING MARKETS DOMESTIC DEBT FUND, INC.

MORGAN STANLEY INDIA INVESTMENT FUND, INC.

c/o Morgan Stanley Investment Management

522 Fifth Avenue

New York, NY 10036

NOTICE OF CHANGE OF LOCATION AND ADDITIONAL INFORMATION REGARDING THE

2020 ANNUAL MEETINGS OF STOCKHOLDERS

The following Notice of Change of Location relates to the joint proxy statement (the “Joint Proxy Statement”) of each of the funds listed above (each a “Fund” and collectively, the “Funds”) dated May 8, 2020, furnished to stockholders of the Funds in connection with the solicitation of proxies by the Boards of Directors of the Funds for use at the Annual Meeting of Stockholders of each Fund (each a “Meeting” and collectively, the “Meetings”) that is scheduled to be held on June 25, 2020. This Notice is being disseminated and filed with the Securities and Exchange Commission to provide notice of a change of location of the Meetings and is being made available to stockholders on or about June 12, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE JOINT PROXY STATEMENT

NOTICE OF CHANGE OF LOCATION OF THE

2020 ANNUAL MEETINGS OF STOCKHOLDERS

To Our Stockholders:

Due to the public health impact of the coronavirus pandemic (COVID-19) and to support the health and well-being of our stockholders and the Funds’ officers and staff, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meetings of Stockholders (each a “Meeting” and collectively, the “Meetings”) of Morgan Stanley China A Share Fund, Inc., Morgan Stanley Emerging Markets Debt Fund, Inc., Morgan Stanley Emerging Markets Domestic Debt Fund, Inc. and Morgan Stanley India Investment Fund, Inc. (each a “Fund” and collectively, the “Funds”) has been changed. The Meetings will continue to be held on June 25, 2020 at the following times:

Morgan Stanley China A Share Fund, Inc.	8:30 a.m.
Morgan Stanley India Investment Fund, Inc.	8:30 a.m.
Morgan Stanley Emerging Markets Debt Fund, Inc.	8:30 a.m.
Morgan Stanley Emerging Markets Domestic Debt Fund, Inc.	8:30 a.m.

In light of public health concerns regarding COVID-19, the Meetings will be held by audio teleconference only. You will not be able to attend the Meetings in person.

Attending the Annual Meetings by Teleconference as a Stockholder of Record

As described in the joint proxy materials for the Meetings previously distributed, any stockholder of record of a particular Fund at the close of business on April 3, 2020 is entitled to notice of, and to vote at, the Meetings or any adjournments or postponements thereof. To participate in the Funds’ Meetings, stockholders must send an email to Shareholdermeetings@computershare.com by 8:30 a.m., Eastern Time, on June 22, 2020 in order to receive a toll-free phone number, participant code and instructions on how you may submit a vote during the Meetings. The phone number that will be provided will only be active for the date and time of the Meetings. If you have any questions prior to the Meetings, please call the Funds’ proxy solicitor, Computershare Fund Services (“Computershare”) at 1-800-231-2608.

Registering to Attend the Annual Meetings by Teleconference as a Beneficial Owner

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Meetings. To register you must submit proof of your proxy power (legal proxy) reflecting your Fund holdings along with your name and email address to Computershare. You may forward an email from your intermediary or attach an image of your legal proxy to Shareholdermeetings@computershare.com. Requests for registration for the Meetings must be received no later than 8:30 a.m., Eastern Time, on June 22, 2020. You will receive a confirmation email from Computershare of your registration that will include information on how to participate in the Meetings and a control number that will allow you to vote at the Meetings.

Voting Shares

Whether or not you plan to attend the Meetings, we urge you to vote and submit your proxy in advance of the Meetings by one of the methods described in the joint proxy materials for the Meetings. The proxy card included with the joint proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Meetings.

By order of the Boards of Directors,

/s/ Mary E. Mullin
Mary E. Mullin, Secretary

June 12, 2020